Lightbridge Announces First Quarter 2006 Financial Results
Authorize.Net Revenue Grows 33%
Achieves Record Revenue and Transaction Volumes
Burlington, MA — May 4, 2006 — Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported financial results for the quarter ended March 31, 2006.
Results
Revenue from continuing operations for the first quarter of 2006 was $26.5 million compared to $27.2 million for the first quarter of 2005. This represents a decrease of 2% compared to the prior year due to lower revenue from Telecom Decisioning Services (TDS) clients. Authorize.Net revenue for the first quarter of 2006 was a record $13.5 million, an increase of 33% over the $10.1 million reported in the first quarter of 2005.
The Company reported net income of $1.6 million, or $0.06 per fully diluted share, versus a loss of $1.1 million or ($0.04) per fully diluted share for the comparable period of 2005. Income from continuing operations was $1.2 million, or $0.04 per fully diluted share, during the first quarter of 2006, similar to the $1.2 million, or $0.04 per fully diluted share, reported for the first quarter of 2005. First quarter 2006 results included share-based compensation expense of approximately $1.6 million reflecting the adoption of SFAS 123(R) and a restructuring charge of $1.4 million. First quarter 2005 results included a restructuring charge of $400,000. For the first quarter of 2006, income from continuing operations before share-based compensation expense and the restructuring charge (a non-GAAP financial measure) was $4.2 million, or $0.15 per fully diluted share.
Business Perspective
“Lightbridge continues to experience strong growth in its Authorize.Net business, with services like our eCheck.Net® and IP enabled card present (CP) initiatives gaining momentum and our strong performance in the card not present (CNP) business,” said Bob Donahue, president and CEO of Lightbridge. “We are focused on growing the business and continue to look for strategic opportunities to increase our market share.”
Donahue continued, “Telecom Decisioning experienced a good quarter, hitting the high end of our revenue expectations. Our Enhanced Decision Management platform continues to receive positive feedback and

Lightbridge Announces First Quarter 2006 Financial Results—Page 2
acceptance as we successfully migrate customers to that platform. We remain disciplined in controlling costs and we expect that our restructuring efforts in the first quarter will be beneficial as we move through 2006.”
Authorize.Net Metrics
•	Processed a record $7.2 billion of merchant transactions in the first quarter, up 37% compared to the same period in 2005.
•	Number of transactions processed in the first quarter increased to a record 72.8 million, a 30% increase over the comparable quarter last year.
•	Added 15,891 new merchants in the first quarter of 2006 with net new additions totaling 6,108.
•	Active Merchants as of March 31, 2006 were a record 142,000, up 20% over the prior year.
Selected Highlights
•	Announced the launch of a mobile wireless payment processing solution featuring AIRCHARGE® technology over the Authorize.Net payment gateway.
•	Announced a multi year partnership with Comodo, Inc., a leading global provider of Identity and Trust Assurance services on the Internet, to provide Authorize.Net merchants with a highly secure connection to the Authorize.Net payment gateway for data transaction encryption and protection.
•	Announced the creation of three new Certified Partner Programs: Certified Solutions, Certified Developers and Certified Hosting Solutions. These programs help Authorize.Net’s 142,000 merchants meet and maintain rigorous standards for quality and security.
•	Announced enhancements to the Authorize.Net Merchant Interface including a new look and layout as well as support for Multiple User Accounts.
Cash and Short-Term Investments
At March 31, 2006, Lightbridge’s cash and short-term investment position was $90.5 million, compared to $84.8 million at December 31, 2005. This includes funds held for merchants of $8.2 million compared to $7.1 million at December 31, 2005.
Company Performance versus Previous Guidance — First Quarter 2006
Lightbridge’s revenue of $26.5 million was at the high end of the Company’s guidance of $25.5 to $26.5 million for the first quarter of 2006. The Company’s guidance included revenue expectations for Authorize.Net of $13.0 to $13.6 million with actual results for this business reported at $13.5 million.

Lightbridge Announces First Quarter 2006 Financial Results—Page 3
Lightbridge’s earnings per share of $0.06 was at the high end of issued guidance of $(0.01) to $0.07 for the first quarter of 2006.
Business Outlook
Guidance for the second quarter of 2006 is only current as of today, Thursday, May 4, 2006. The Company undertakes no obligation to update its estimates.
•	The Company anticipates revenue for the second quarter of 2006 to be in the range of $24.8 million to $26.5 million, with Authorize.Net expected to contribute in the range of $13.8 to $14.5 million.
•	The Company anticipates net income per diluted share for the second quarter of 2006 to be in the range of $0.07 to $0.14. The Company anticipates share-based compensation expense in the second quarter of 2006 associated with the expensing of stock options in accordance with SFAS 123(R) in the range of $800,000 to $1.0 million, or $0.03 to $0.04 per diluted share. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options.
•	For the second quarter of 2006, net income per diluted share before share-based compensation expense (a non-GAAP financial measure), is anticipated to be in the range of $0.10 to $0.17.
Annual Meeting of Shareholders
Lightbridge will hold a Special Meeting of Stockholders in lieu of the Annual Meeting on Thursday, June 29 at 9:00AM ET at its corporate headquarters.
Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, (GAAP), the Company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Such measures exclude share-based compensation expense and the restructuring charge in the first quarter of 2006. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. Results for prior periods have not been adjusted to reflect non-GAAP financial performance. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends and in allowing for a more comparable presentation of results in the reported period to those in prior periods that did not include SFAS 123(R) share-based compensation, and management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate its

Lightbridge Announces First Quarter 2006 Financial Results—Page 4
performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibits and found on the Company’s website at: www.lightbridge.com.
Conference Call Information
Lightbridge will conduct a conference call today, Thursday, May 4, 2006 at 5:00 pm (ET) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the phone by dialing 888-802-8576 or for international callers by dialing 973-935-8515. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471 or for international callers by dialing 973-341-3080. The passcode number is 7268460. The replay will be available until Thursday, May 11, 2006.
About Lightbridge
Lightbridge, Inc. (NASDAQ:LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.
###
Contacts:
Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com
Note to Editors: LIGHTBRIDGE, AUTHORIZE.NET and eCheck.Net are registered trademarks, and the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Lightbridge Announces First Quarter 2006 Financial Results—Page 5
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s focus on growing its payment processing business, controlling costs, and looking for strategic opportunities, the Company’s belief that its presentation of non-GAAP financial measures is useful to investors, the benefits of past restructurings and the second quarter of 2006 financial guidance are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of compensation expense, restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, (ix) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge Announces First Quarter 2006 Financial Results—Page 6
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
(in thousands, except per share data)
Restated for discontinued operations

	Quarter Ended
	March 31,	December 31,	March 31,
	2006	2005	2005

Revenues	$26,542	$27,309	$27,174

Cost of revenues	11,737	12,003	13,497

Gross profit	14,805	15,306	13,677

Operating expenses:
Engineering and development	3,237	3,394	3,923
Sales and marketing	4,771	4,696	4,471
General and administrative	4,759	3,586	3,528
Restructuring charges and related asset impairments	1,393	(4)	384

Total operating expenses	14,160	11,672	12,306

Income from operations	645	3,634	1,371

Other income, net	1,010	856	262

Income from continuing operations before provision for income taxes	1,655	4,490	1,633

Provision for income taxes	491	496	479

Income from continuing operations	1,164	3,994	1,154

Discontinued operations, net of income taxes:
Discontinued operations	468	(81)	(2,254)

Total discontinued operations, net of income taxes	468	(81)	(2,254)

Net income (loss)	$1,632	$3,913	$(1,100)

Net income (loss) per common share (basic):
From continuing operations	$0.04	$0.15	$0.04
From discontinued operations	0.02	0.00	(0.08)

Net income (loss) per common share (basic):	$0.06	$0.15	$(0.04)

Net income (loss) per common share (diluted):
From continuing operations	$0.04	$0.14	$0.04
From discontinued operations	0.02	0.00	(0.08)

Net income (loss) per common share (diluted):	$0.06	$0.14	$(0.04)

Basic weighted average shares	27,023	26,786	26,562

Diluted weighted average shares	27,561	27,669	26,919

(a) Share-based compensation expense is included in the above expense categories:

Cost of revenues	$95	$—	$—
Engineering and development	181	—	—
Sales and marketing	42	—	—
General and administrative	1,293

	$1,611	$—	$—

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the three months ended March 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge Announces First Quarter 2006 Financial Results—Page 7
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information (a)
(in thousands, except percentage amounts)
Restated for discontinued operations

	Quarter Ended
		December 31,
	March 31, 2006	2005	March 31, 2005
Revenues:
TDS	$13,089	$14,542	$17,074
Payment Processing	13,453	12,767	10,100

Total revenues	$26,542	$27,309	$27,174

Gross Profit (Loss):
TDS	$4,310	$5,322	$5,872
Payment Processing	10,590	9,984	7,805

Sub-total — Reportable segments	14,900	15,306	13,677
Reconciling items (1)	(95)	—	—

Total gross profit	$14,805	$15,306	$13,677

Gross Profit %:
TDS	32.9%	36.6%	34.4%
Payment Processing	78.7%	78.2%	77.3%

Sub-total — Reportable segments	56.1%	56.0%	50.3%
Reconciling items (1)	-0.4%	0.0%	0.0%

Total gross profit %	55.8%	56.0%	50.3%

Operating Income:
TDS	$2,195	$2,727	$2,475
Payment Processing	3,989	3,572	2,097

Sub-total — Reportable segments	6,184	6,299	4,572
Reconciling items (2)	(5,539)	(2,665)	(3,201)

Consolidated total	$645	$3,634	$1,371

(1) — Represents share-based compensation unallocated to gross profit.
(2) — Reconciling items from segment operating income to consolidated operating loss include the following:

	Quarter Ended
				December 31,
	March 31, 2006			2005	March 31, 2005
Restructuring costs	$(1,393)			$4	$(384)
Share-based compensation expense	(1,516)	(a	)	—	—
Unallocated corporate and centralized marketing, general and administrative expenses	(2,630)			(2,669)	(2,817)

Total	$(5,539)			$(2,665)	$(3,201)

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the three months ended March 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.

Lightbridge Announces First Quarter 2006 Financial Results—Page 8
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$88,738	$83,120
Short-term investments	1,790	1,688

Total cash and short term investments	90,528	84,808

Accounts receivable, net	12,890	11,911
Other current assets	3,300	3,432

Total current assets	106,718	100,151

Property and equipment, net	10,156	10,804
Other assets, net	680	438
Restricted cash	2,100	2,100
Goodwill	57,628	57,628
Intangible assets, net	17,706	18,414

Total assets	$194,988	$189,535

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$12,012	$14,375
Deferred rent obligation	645	656
Deferred revenues	3,352	2,863
Funds due to merchants	8,224	7,112
Reserve for restructuring	1,145	989

Total current liabilities	25,378	25,995
Deferred rent, less current portion	2,548	2,548
Deferred tax liability	3,494	3,074
Long-term liabilities	975	965

Total liabilities	32,275	32,582

Commitments and contingencies

Stockholders’ equity:
Common stock	306	303
Additional paid-in capital	173,777	169,648
Accumulated other comprehensive gain/(loss)	106	110
Retained earnings	9,311	7,679

Total	183,500	177,740
Less: treasury stock, at cost	(20,787)	(20,787)

Total stockholders’ equity	162,713	156,953

Total liabilities and stockholders’ equity	$194,988	$189,535

Lightbridge Announces First Quarter 2006 Financial Results—Page 9
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
Restated for discontinued operations

	Quarter Ended
	GAAP	Non-GAAP		Non-GAAP
	March 31, 2006	Adjustments		March 31, 2006

Revenues	$26,542	$—		$26,542

Cost of revenues	11,737	(95	)(b)	11,642

Gross profit	14,805	95		14,900

Operating expenses:
Engineering and development	3,237	(181	)(b)	3,056
Sales and marketing	4,771	(42	)(b)	4,729
General and administrative	4,759	(1,293	)(b)	3,466
Restructuring charges and related asset impairments	1,393	(1,393)		—

Total operating expenses	14,160	(2,909)		11,251

Income from operations	645	3,004		3,649

Other income, net	1,010	—		1,010

Income from continuing operations before provision for income taxes	1,655	3,004		4,659

Provision for income taxes	491	—		491

Income from continuing operations	1,164	3,004		4,168

Discontinued operations, net of income taxes:
Discontinued operations	468	—		468

Total discontinued operations, net of income taxes	468	—		468

Net income (loss)	$1,632	$3,004		$4,636

Net income (loss) per common share (basic):
From continuing operations	$0.04	$0.11		$0.15
From discontinued operations	0.02	—		0.02

Net income (loss) per common share (basic):	$0.06	$0.11		$0.17

Net income (loss) per common share (diluted):
From continuing operations	$0.04	$0.11		$0.15
From discontinued operations	0.02	—		0.02

Net income (loss) per common share (diluted):	$0.06	$0.11		$0.17

Basic weighted average shares	27,023	27,023		27,023

Diluted weighted average shares	27,561	27,561		27,561

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge Inc’s financial statements as of and for the three months ended March 31, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc’s statement of operations as the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant.
(b): Represents share-based compensation expense.

Lightbridge Announces First Quarter 2006 Financial Results—Page 10
Lightbridge, Inc.
Q2 2006 Guidance Summary
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
Lightbridge’s future performance involves risks and uncertainties, and the Company’s actual results could differ materially from such performance. Some of the factors that could affect the Company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. Additional information about factors that could affect Lightbridge’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent Annual Report on Form 10-K.

Guidance to
Three months ending
June 30, 2006

Revenues	$24.8 -$26.5

Net income per diluted share	$0.07 -$0.14

Share-based compensation expense	$0.8 -$1.0

Net income per diluted share before share-based compensation expense (a)	$0.10 -$0.17
(a):    Represents a non-GAAP financial measure